EXHIBIT 5


                         PITNEY, HARDIN, KIPP & SZUCH
                              MAIL P.O. BOX 1945
                       MORRISTOWN, NEW JERSEY 07962-1945

                                              April 7, 1995

 Valley National Bancorp
 1445 Valley Road
 Wayne, New Jersey 07470

           We have acted as counsel to Valley National Bancorp ("Valley") in connection with the merger of Valley with Lakeland First Financial Group, Inc. ("Lakeland") pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of February 27, 1995, by and among Valley, Valley National Bank, Lakeland and Lakeland Savings Bank.

           We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Valley with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of Valley, no par value (the "Shares") to be issued pursuant to the Agreement.

           We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement, of the Restated Certificate of Incorporation and By-laws of Valley, as currently in effect, and relevant resolutions of the Board of Directors of Valley; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

           Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been duly issued and delivered in the manner contemplated by the Agreement and the Registration Statement, including the Prospectus relating to the Shares (the "Prospectus"), the Shares will be legally issued, fully paid and non-assessable.

           The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

           We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.


                                    Very truly yours,

                                    PITNEY, HARDIN, KIPP & SZUCH